Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 26, 2009, relating to the consolidated financial statements and financial statement schedule of Flexsteel Industries, Inc., appearing in the Annual Report on Form 10-K of Flexsteel Industries, Inc. for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

February 19, 2010

7